Filed Pursuant to Rule 424(b)(3)

Registration No. 333-159961

Prospectus Supplement No. 4

(to Prospectus dated March 21, 2011)

9,950,000 SHARES

CURRENCYSHARES® MEXICAN PESO TRUST

This Prospectus Supplement No. 4 amends and supplements our prospectus dated March 21, 2011 (the “Prospectus”) and should be read in conjunction with, and must be delivered with, the Prospectus, Prospectus Supplement No. 1 dated June 9, 2011, Prospectus Supplement No. 2 dated June 15, 2011 and Prospectus Supplement No. 3 dated September 13, 2011.

Under “Creation and Redemption of Shares,” the third sentence in the fourth full paragraph on page 24 of the Prospectus is hereby deleted and replaced in its entirety with the following: “As of September 14, 2011, Citadel Securities LLC, CitiGroup Global Markets, Inc., EWT LLC, Fortis Clearing Americas LLC, Goldman, Sachs & Co., Goldman Sachs Execution & Clearing, L.P., JPMorgan Securities, Inc., Knight Clearing Services, LLC, Merrill Lynch Professional Clearing Corp., Morgan Stanley & Co. Incorporated, Newedge USA, LLC, Nomura Securities International, Inc., RBC Capital Markets, LLC, Timber Hill LLC and Virtu Financial BD LLC have each signed a Participant Agreement with the Trustee and the Sponsor and may create and redeem Baskets.”

The prospectus remains unchanged in all other respects. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus.

The date of this Prospectus Supplement is September 14, 2011